CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Non-Cumulative Perpetual Preferred Stock, Series B	70,500(2)	1,000(3)	$70,500,000	$0.00
Depositary Shares(4)	—	—	—	—
Total			$70,500,000	$0.00

(1)	Calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (File No. 333-203959) filed by the Registrant on May 7, 2015. Pursuant to Rule 457(p), the total registration fee for the securities to be registered hereunder of $8,192.10 has been fully offset against the $16,159 registration fee associated with the unsold securities from the Western Alliance Bancorporation’s Registration Statement on Form S-3 (the “Prior Registration Statement”), filed with the Commission on October 28, 2011 (File No. 333-177566), which registered 141,000 shares of Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”). All shares of Series B Preferred Stock registered under the Prior Registration Statement remain unsold.
(2)	Includes such additional number of shares of Series B Preferred Stock of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits and stock dividends, which shares of Series B Preferred Stock are registered for resale hereunder pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended.
(3)	Represents the liquidation preference amount of the Series B Preferred Stock that was sold by Western Alliance Bancorporation in a non-public offering to the United States Department of the Treasury (“Treasury”) under the Small Business Lending Fund, which shares of Series B Preferred Stock are registered for resale hereunder pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended.
(4)	In the event Treasury requests that we deposit the shares of Series B Preferred Stock with a depository pursuant to a depository arrangement, depository shares evidencing fractional shares of Series B Preferred Stock may be sold pursuant to this registration statement in lieu of whole shares of Series B Preferred Stock.

Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-203959

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 7, 2015)

WESTERN ALLIANCE BANCORPORATION

70,500 Shares of Non-Cumulative Perpetual Preferred Stock, Series B,

$1,000 Per Share Liquidation Value

(or Depositary Shares Evidencing Fractional Interests in Such Shares)

This prospectus supplement relates to the potential resale from time to time by selling securityholders of some or all of the shares of our Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”). The Series B Preferred Stock was originally issued by us pursuant to a Securities Purchase Agreement, dated September 27, 2011, between us and the Secretary of the Treasury, which we refer to herein as the initial selling securityholder or Treasury, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. We will not receive any proceeds from the sale of the securities by the selling securityholders.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “WAL.” The Series B Preferred Stock is not listed on any securities exchange or included in any automated quotation system, and we do not intend to list the Series B Preferred Stock on any exchange.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in our most recent annual report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference.

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 7, 2015.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and accompanying prospectus form a part of a registration statement on Form S-3, dated May 7, 2015, that we filed with the Securities and Exchange Commission (the “SEC”) using an “automatic shelf” registration statement. In the accompanying prospectus, we provide you with a general description of the securities we or a selling securityholder may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the Series B Preferred Stock that the selling securityholders may sell in this offering. You should read both this prospectus supplement and accompanying prospectus together with additional information described under the heading “Where You Can Find More Information.” The registration statement, prospectus and the exhibits to the registration statement provide additional information about us and the securities offered. The registration statement can be read at the SEC’s website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Generally, when we refer to this “prospectus supplement,” we are referring to this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If the information set forth in this prospectus supplement differs in any way from the information set forth in the prospectus, you should rely on the information set forth in this prospectus supplement.

When acquiring any securities discussed in this prospectus supplement, you should rely on the information provided in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date indicated on the cover page of this document.

References in this prospectus to “Western Alliance,” “we,” “us” and “our” are to Western Alliance Bancorporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “WAL,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

The New York Stock Exchange
20 Broad Street
New York, New York 10005

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at (800) SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities covered by this prospectus supplement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

(602) 389-3500

Attn: Dale Gibbons, Executive Vice President and Chief Financial Officer

Internet website: www.westernalliancebancorp.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS SUPPLEMENT.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus supplement incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-32550). These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 17, 2015 (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2015 annual meeting of stockholders, which was filed on April 6, 2015);

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2015 and March 13, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 3, 2014, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of this prospectus supplement until the termination of the offering of the offered securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this prospectus supplement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the information included or incorporated by reference in it are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend such forward-looking statements be covered by the safe harbor provisions for forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of Federal and State securities laws, including statements that relate to or are dependent on estimates or assumptions relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

These forward-looking statements reflect our current views about future events and financial performance and involve certain risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others:

•	financial market and economic conditions adversely effecting financial performance;

•	dependency on real estate and events that negatively impact real estate;

•	high concentration of commercial real estate, construction and development and commercial and industrial loans;

•	actual credit losses may exceed expected losses in the loan portfolio;

•	the geographic concentrations of our assets increase the risks related to local economic conditions;

•	sovereign credit rating downgrades;

•	exposure of financial instruments to certain market risks may cause volatility in earnings;

•	dependence on low-cost deposits;

•	ability to borrow from the Federal Home Loan Bank or Federal Reserve Bank;

•	events that further impair goodwill;

•	a change in the our creditworthiness;

•	expansion strategies may not be successful;

•	risk associated with the recent consolidation of our bank subsidiaries;

•	our ability to compete in a highly competitive market;

•	our ability to recruit and retain qualified employees, especially seasoned relationship bankers and senior management;

•	the effects of terrorist attacks or threats of war;

•	perpetration of internet fraud;

•	information security breaches;

•	reliance on other companies’ infrastructure;

•	risk management policies not fully effective;

•	risks associated with new lines of businesses;

•	risk of operating in a highly regulated industry and our ability to remain in compliance;

•	failure to comply with state and federal banking agency laws and regulations;

•	changes in interest rates and increased rate competition;

•	exposure to environmental liabilities related to the properties to which we acquire title;

•	risks related to ownership and price of our common stock; and

•	our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT WESTERN ALLIANCE BANCORPORATION

We are a bank holding company incorporated in Delaware and headquartered in Phoenix, Arizona, that provides a full spectrum of deposit, lending, treasury management, and online banking products and services through our wholly owned banking subsidiary, Western Alliance Bank (“WAB”). WAB operates the following full-service banking divisions: Alliance Bank of Arizona in Arizona, First Independent Bank in Northern Nevada, Bank of Nevada in Southern Nevada, and Torrey Pines Bank in California. Western Alliance also serves business customers through a robust national platform of specialized financial services.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “WAL.” Our principal executive offices are located One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Our telephone number is (602) 389-3500. Our website is www.westernalliancebancorp.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

RISK FACTORS

Before purchasing the securities offered by this prospectus supplement, you should carefully consider the risk factors relating to Western Alliance incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2014, as well as the risks, uncertainties and additional information described in subsequent filings with the SEC, all of which are incorporated by reference in this prospectus supplement.

Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in the documents incorporated herein by reference.

Risks Related to the Series B Preferred Stock

An active trading market for the Series B Preferred Stock might not develop.

The Series B Preferred Stock is not currently listed on any securities exchange and we do not anticipate listing the Series B Preferred Stock on an exchange. There can be no assurance that an active trading market for the Series B Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market value and liquidity of the Series B Preferred Stock may be adversely affected.

Dividends on the Series B Preferred Stock are non-cumulative.

Dividends on the Series B Preferred Stock are non-cumulative and payable only out of lawfully available funds. Consequently, if our board of directors does not authorize and declare a dividend on the Series B Preferred Stock for any dividend period, holders of the Series B Preferred Stock will not be entitled to receive any such dividend, and such unpaid dividend will not accrue and will not be payable, regardless of whether dividends are declared for any subsequent dividend period.

Holders of the Series B Preferred Stock have limited voting rights.

Until and unless we fail to pay full dividends on the Series B Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, and the aggregate liquidation preference amount of the then-outstanding shares of Series B Preferred Stock is at least $25.0 million, the holders of the Series B Preferred Stock will have no voting rights except with respect to certain fundamental changes in the terms of the Series B Preferred Stock and except as may be required by law. If dividends on the Series B Preferred Stock are not paid in full for six quarterly dividend periods, whether or not consecutive, and if the aggregate liquidation preference amount of the then-outstanding shares of Series B Preferred Stock is at least $25.0 million, the total number of positions on our board of directors will automatically increase by two and the holders of the Series B Preferred Stock, acting as a single class, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid full dividends for at least four consecutive quarterly dividend periods. If full dividends have not been paid on the Series B Preferred Stock for five or more quarterly dividend periods, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, to attend all meetings of our Board of Directors in a nonvoting observer capacity. Any such representative would not be obligated to attend any Board meeting to which he or she is invited, and this right will end when we have paid full dividends for at least four consecutive dividend periods.

The Series B Preferred Stock might be junior in rights and preferences to our future preferred stock.

Subject to the written consent of Treasury, if Treasury holds any shares of Series B Preferred Stock, or the holders of a majority of the outstanding shares of the Series B Preferred Stock, voting as a single class, if Treasury does not hold any shares of the Series B Preferred Stock, as well as any other vote of stockholders required by law, we may issue preferred stock in the future, the terms of which may be senior to the Series B Preferred Stock. The terms of any such future preferred stock expressly senior to the Series B Preferred Stock may restrict dividend payments on the Series B Preferred Stock, which could result in dividends on the Series B Preferred Stock not being paid when contemplated by the terms of the Series B Preferred Stock. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock may prohibit us from making payments on the Series B Preferred Stock until all amounts due to holders of any such senior preferred stock in such circumstances are paid in full.

The Series B Preferred Stock is equity and is subordinate to all of our existing and future indebtedness; regulatory restrictions may limit or prevent us from paying dividends on the Series B Preferred Stock; and the Series B Preferred Stock places no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

Shares of the Series B Preferred Stock are equity interests in Western Alliance and do not constitute indebtedness. As such, the Series B Preferred Stock, like our common stock, ranks junior to all indebtedness and other non-equity claims on Western Alliance with respect to assets available to satisfy claims on Western Alliance, including in a liquidation of Western Alliance. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Series B Preferred Stock, (1) dividends are payable only when, as and if authorized and declared by, our board of directors and depend on, among other things, our results of operations, financial condition, debt service requirements, other cash needs and any other factors our board of directors deems relevant, and (2) as a Delaware corporation and as a state and federally regulated depository institution and bank holding company, under Delaware law and applicable banking regulations we are subject to restrictions on payments of dividends out of lawfully available funds.

In addition, the Series B Preferred Stock does not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Series B Preferred Stock or to which the Series B Preferred Stock will be structurally subordinated.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of December 31, 2014, we had 70,500 shares of preferred stock outstanding, all of which were issued on September 27, 2011.

The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and pre-tax earnings required for preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income from continuing operations before income taxes, including goodwill impairment charges, securities mark-to-market gains and losses and securities impairment charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Year Ended December 31,
	2014	2013	2012	2011	2010(1)
Ratio of Earnings to Fixed Charges
Including interest on deposits	7.27	5.89	4.61	2.29	—
Excluding interest on deposits	18.21	11.85	9.99	5.60	—

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits	6.97	5.63	4.06	1.62	—
Excluding interest on deposits	16.25	10.72	7.47	2.26	—

(1)	For the year ended December 31, 2010, earnings were insufficient to cover fixed charges by a $49.3 million deficiency including interest on deposits and by a $7.9 million deficiency excluding interest on deposits. Including preferred stock dividend requirements, earnings were insufficient by a $59.1 million deficiency including interest on deposits and by a $17.8 million deficiency excluding interest on deposits.

USE OF PROCEEDS

This prospectus supplement relates to the securities that may be offered and sold from time to time by the selling securityholders who will receive all of the proceeds from the sale of the securities. We will not receive any of the proceeds from the sales of the securities by the selling securityholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the Series B Preferred Stock will be paid by for by us. The selling securityholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling securityholders, and share transfer and other taxes attributable to the sale of the Series B Preferred Stock.

DESCRIPTION OF SERIES B PREFERRED STOCK

This section summarizes specific terms and provisions of the Series B Preferred Stock. The description of the Series B Preferred Stock contained in this section is qualified in its entirety by the actual terms of the Series B Preferred Stock, as are stated in the Certificate of Designation, a copy of which was attached as Exhibit 3.4 to our Current Report on Form 8-K filed on June 3, 2014. See “Where You Can Find More Information.” For purposes of this section, “Bank” means Western Alliance Bank, which operates the following full-service banking divisions: Alliance Bank of Arizona in Arizona, First Independent Bank in Northern Nevada, Bank of Nevada in Southern Nevada, and Torrey Pines Bank in California.

General

The Series B Preferred Stock constitutes a single series of our preferred stock, consisting of 70,500 shares, par value $0.0001 per share, having a liquidation preference amount of $1,000 per share. The Series B Preferred Stock has no maturity date. We issued the shares of Series B Preferred Stock to Treasury on September 27, 2011 in connection with the Small Business Lending Fund (“SBLF”) program.

Dividends

General. Dividends on the Series B Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our Board of Directors out of legally available funds, on a non-cumulative basis, on the $1,000 per share liquidation preference amount. Dividends are payable on January 1, April 1, July 1 and October 1 of each year.

Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or from and including the date of the issuance of the Series B Preferred Stock, in the case of the initial dividend period) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of four 90-day quarters, and actual days elapsed over a 90-day quarter. If a scheduled dividend payment date falls on a day that is not a business day, the dividend payment will be postponed to the next day that is a business day and no additional dividends will accrue as a result of that postponement. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or the District of Columbia generally are authorized or required by law or other governmental actions to close.

Rate. The per annum dividend rate is currently fixed at one percent (1%) through the first quarter of 2016.

Non-Cumulative. Dividends on the Series B Preferred Stock will be non-cumulative. If for any reason our board of directors does not declare a dividend on the Series B Preferred Stock for a particular dividend period, then the holders of the Series B Preferred Stock will have no right to receive any dividend for that dividend period, and we will have no obligation to pay a dividend for that dividend period. We must, however, within five calendar days, deliver to the holders of the Series B Preferred Stock a written notice executed by our Chief Executive Officer and Chief Financial Officer stating our board of directors’ rationale for not declaring dividends. Our failure to pay a dividend on the Series B Preferred Stock also will restrict our ability to pay dividends on and repurchase other classes and series of our stock. See “–Restrictions on Dividends and Repurchases.”

When dividends have not been declared and paid in full on the Series B Preferred Stock for an aggregate of four or more dividend periods, and during that time we were not subject to a regulatory determination that prohibits the declaration and payment of dividends, we must, within five calendar days of each missed payment, deliver to the holders of the Series B Preferred Stock a certificate executed by at least a majority of the members of our board of directors stating that the board of directors used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the directors’ fiduciary obligations. In addition, our failure to pay dividends on the Series B Preferred Stock for five or more dividend periods will give the holders of the Series B Preferred Stock the right to appoint a non-voting observer on our Board of Directors, and our failure to pay dividends on the Series B Preferred Stock for six or more dividend periods will give the holders of the Series B Preferred Stock the right to elect two directors. See “–Voting Rights.”

No Sinking Fund. There is no sinking fund with respect to dividends on the Series B Preferred Stock.

Restrictions on Dividends and Repurchases

Priority of Dividends. With respect to the payment of dividends, the Series B Preferred Stock will rank senior to our common stock and all other equity securities designated as ranking junior to the Series B Preferred stock (“Junior Stock”), and will rank at least equally with all other equity securities designated as ranking on a parity with the Series B Preferred Stock (“Parity Stock”).

Consequences of Missed Dividends. If we miss any of our quarterly dividend payment obligations on the Series B Preferred Stock, then we would be required to provide written notice to the holders of the Series B Preferred Stock stating the rationale of the board of directors’ decision for not declaring the dividend, and we would be prohibited, for that quarter and for the next three quarters thereafter, from repurchasing and from declaring or paying any dividends on any other outstanding Parity Stock or on any outstanding Junior Stock. After the fourth missed dividend payment, whether or not consecutive, if the Company was not at such time subject to a regulatory determination that it was prohibited from declaring and paying dividends, then the board of directors would be required to certify, in writing, that the Company used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the board of directors’ fiduciary obligations.

If we miss an aggregate of five or six quarterly dividend payment obligations, whether or not consecutive, the holders of the Series B Preferred Stock would have the right to select a representative to serve as an observer on our board of directors or the right, voting as a single class, to elect two directors to fill newly-created directorships on our board of directors, respectively. For additional information, please see “–Voting Rights.”

Restrictions on Dividends. So long as the Series B Preferred Stock remains outstanding, we may declare and pay dividends on our Junior Stock and Parity Stock only if, after giving effect to the dividend, our Tier 1 capital would be equal to or greater than 90% of our consolidated Tier 1 capital on the date of issuance of the Series B Preferred Stock, excluding any subsequent net charge-offs and any redemption of the Series B Preferred Stock (the “Tier 1 Dividend Threshold”). The Tier 1 Dividend Threshold is subject to reduction beginning on the first day of the eleventh quarterly dividend period following the initial issuance by 10% of the aggregate liquidation amount of the originally issued Series B Preferred Stock for each 1% increase in qualified small business lending (“QSBL”) as of the end of the ninth quarterly dividend period over the QSBL Baseline.

Restrictions on Repurchases. So long as the Series B Preferred Stock remains outstanding, we may repurchase or redeem shares of Capital Stock (as defined below) only if (i) after giving effect to such repurchase or redemption, our Tier 1 capital would be at least equal to the Tier 1 Dividend Threshold and (ii) dividends on all outstanding shares of Series B Preferred Stock for the most recently completed dividend period have been or are contemporaneously declared and paid (or have been declared and a sum sufficient for payment has been set aside for the benefit of the holders of the Series B Preferred Stock as of the applicable record date).

If a dividend is not declared and paid on the Series B Preferred Stock for any dividend period, then from the last day of that dividend period until the last day of the third dividend period immediately following it, neither we nor any of our subsidiaries may redeem, purchase or acquire any shares of our common stock, Junior Stock, Parity Stock or other capital stock or other equity securities of any kind of ours or of any of our subsidiaries, or any trust preferred securities issued by us or by any of our affiliates, or the Capital Stock, (other than (i) redemptions, purchases, repurchases or other acquisitions of the Series B Preferred Stock and (ii) repurchases of common stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset any Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice; provided that any purchases to offset the Share Dilution Amount may not exceed the Share Dilution Amount, (iii) the acquisition by us or by any of our subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than us or any of our subsidiaries), including as trustees or custodians, (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock or trust preferred securities for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case solely to the extent required pursuant to binding agreements entered into prior to September 27, 2011 or any subsequent agreement for the accelerated exercise, settlement or exchange of these types of securities for our common stock, (v) redemptions of securities held by us or by any of our wholly owned subsidiaries or (vi) redemptions, purchases or other acquisitions of capital stock or other equity securities of any kind of any of our subsidiaries required pursuant to binding agreements entered into prior to September 27, 2011.

“Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with accounting principles generally accepted in the United States, or GAAP, applied on a consistent basis, and as measured from December 31, 2010) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Western Alliance, holders of the Series B Preferred Stock will be entitled to receive for each share of Series B Preferred Stock, out of the assets of Western Alliance or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series B Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series B Preferred Stock. To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series B Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series B Preferred Stock, the holders of the Series B Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series B Preferred Stock, neither a merger nor consolidation of Western Alliance with another entity nor a sale, lease or exchange of all or substantially all of Western Alliance’s assets will constitute a liquidation, dissolution or winding up of the affairs of Western Alliance.

Redemption

Subject to the non-objection of the Federal Reserve Board, the Series B Preferred Stock is redeemable at our option in whole or in part at any time and from time to time. In addition, if there is a change in the law that modifies the terms of Treasury’s investment in the Series B Preferred Stock or the terms of Treasury’s SBLF program in a materially adverse respect for us, we may, after consultation with the Federal Reserve Board, redeem all of the shares of Series B Preferred Stock. The per share redemption price will be equal to the sum of the liquidation preference amount per share of $1,000 plus the per share amount of any unpaid dividends for the then current dividend period to, but excluding, the date of redemption (regardless of whether any dividends are actually declared for that dividend period).

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Series B Preferred Stock by first class mail, not less than 30 days and not more than 60 days before the date of redemption. The notice of redemption given to a holder of Series B Preferred Stock must state: (i) the redemption date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series B Preferred Stock, the shares to be redeemed will be selected either pro rata or in such other manner as our Board of Directors or a committee of the Board determines to be fair and equitable, provided that shares representing at least 25% of the aggregate liquidation amount of the Series B Preferred Stock are redeemed.

Shares of Series B Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series B Preferred Stock.

No Conversion Rights

Holders of the Series B Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

In general, the holders of the Series B Preferred Stock do not have voting rights other than those set forth in the Certificate of Designations for the Series B Preferred Stock or as otherwise required by law.

If dividends on the Series B Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of five or more dividend periods, whether or not consecutive, we must invite a representative selected by the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, to attend all meetings of our board of directors in a nonvoting observer capacity and give such representative copies of all notices, minutes, consents, and other materials that we provide to our directors in connection with such meetings. The holders of the Series B Preferred Stock are not obligated to select such a representative, and such a representative, if selected, is not obligated to attend any meeting to which he or she is invited. This right of the holders of the Series B Preferred Stock will terminate when full dividends have been timely paid for at least four consecutive dividend periods, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series B Preferred Stock for five or more dividend periods.

If dividends on the Series B Preferred Stock have not been declared and paid in full within five business days after each dividend payment date for an aggregate of six or more dividend periods, whether or not consecutive, and (ii) the aggregate liquidation preference of the then-outstanding shares of Series B Preferred Stock is at least $25,000,000, the authorized number of directors of Western Alliance will automatically be increased by two and the holders of the Series B Preferred Stock, voting as a single class, will have the right, but not the obligation, to elect two directors, or the Preferred Directors, to fill such newly created directorships at the next annual meeting of stockholders of Western Alliance (or, if the next annual meeting is not yet scheduled or is scheduled to occur more than 30 days later, the President of Western Alliance must promptly call a special meeting for that purpose) and at each subsequent annual meeting of stockholders until full dividends have been timely paid on the Series B Preferred Stock for at least four consecutive dividend periods, at which time this right will terminate, subject to re-vesting in the event we again fail to declare and pay dividends in full on the Series B Preferred Stock for six or more dividend periods. It will be a qualification for election of any Preferred Director that the election of such individual will not cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of Series B Preferred Stock to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the term of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors previously elected. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the then-outstanding shares of Series B Preferred Stock, voting separately as a class. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, may choose a successor to serve for the remainder of the unexpired term of the vacant directorship.

In addition to any other vote or consent required by law or by our charter, the written consent of (x) Treasury, if Treasury holds any shares of Series B Preferred Stock, or (y) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, if Treasury does not hold any shares of Series B Preferred Stock, is required in order to do the following:

•	amend our certificate of incorporation or the Certificate of Designation for the Series B Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series B Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of Western Alliance;

•	amend our certificate of incorporation or Certificate of Designation for the Series B Preferred Stock in a way that materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock;

•	consummate a binding share exchange or reclassification involving the Series B Preferred Stock or a merger or consolidation of Western Alliance with another entity, unless (i) the shares of Series B Preferred Stock remain outstanding or, in the case of a merger or consolidation in which Western Alliance is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the shares of Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions, that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series B Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

•	sell all, substantially all or any material portion of, the assets of Western Alliance, if the Series B Preferred Stock will not be redeemed in full contemporaneously with the consummation of such sale; or

•	consummate a Holding Company Transaction (as defined below), unless as a result of the Holding Company Transaction each share of Series B Preferred Stock will be converted into or exchanged for one share with an equal liquidation preference of preference securities of Western Alliance or the acquiror, or the Holding Company Preferred Stock. Any such Holding Company Preferred Stock must entitle its holders to dividends from the date of issuance of such stock on terms that are equivalent to the terms of the Series B Preferred Stock, and must have such other rights, preferences, privileges and voting powers, and limitations and restrictions that are the same as the rights, preferences, privileges and voting powers, and limitations and restrictions of the Series B Preferred Stock immediately prior to such conversion or exchange, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative, and the distribution of assets upon the liquidation, dissolution or winding up of Western Alliance, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock and will not require the vote or consent of the holders of the Series B Preferred Stock.

A “Holding Company Transaction” means the occurrence of (a) any transaction that results in a person or group (i) becoming the direct or indirect ultimate beneficial owner of common equity of Western Alliance representing more than 50% of the voting power of the outstanding shares of our common stock or (ii) being otherwise required to consolidate Western Alliance for GAAP purposes, or (b) any consolidation or merger of Western Alliance or similar transaction or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; provided that, in the case of either clause (a) or (b), Western Alliance or the acquiror is or becomes a bank holding company or savings and loan holding company.

To the extent holders of the Series B Preferred Stock are entitled to vote, holders of shares of the Series B Preferred Stock will be entitled to one for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series B Preferred Stock would otherwise be required, all outstanding shares of the Series B Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been deposited by us in trust for the redemption.

DESCRIPTION OF DEPOSITARY SHARES

Pursuant to a securities purchase agreement between us and Treasury, we have agreed, if requested by Treasury, to enter into a depositary arrangement pursuant to which the shares of Series B Preferred Stock may be deposited and depositary shares, each representing a fraction of a share of Series B Preferred Stock as specified by Treasury, may be issued. The shares of Series B Preferred Stock would be held by a depositary (expected to be a bank or trust company) reasonably acceptable to Treasury. If we enter into such a depositary arrangement, the selling securityholders would be offering depositary shares, each representing a fraction of a share of Series B Preferred Stock, instead of actual whole shares of Series B Preferred Stock. The actual terms of any such depositary arrangement would be set forth in a deposit agreement to which we would be a party, which would be attached as an exhibit to a filing by us that would be incorporated by reference into this prospectus. See “Where You Can Find More Information.”

SELLING SECURITYHOLDERS

The selling securityholders may include (i) Treasury, which acquired all of the shares of Series B Preferred Stock from us on September 27, 2011 in a private placement exempt from the registration requirements of the Securities Act and (ii) any other person or persons holding shares of Series B Preferred Stock or depositary shares evidencing fractional interests in shares of Series B Preferred Stock to whom Treasury has transferred its registration rights under the terms of the securities purchase agreement between us and Treasury. Treasury is required to notify us in writing of any such transfer of its registration rights within ten days after the transfer, including the name and address of the transferee and the number and type of securities with respect to which the registration rights have been assigned. As of the date of this prospectus, Treasury has not notified us of any such transfer. Accordingly, we believe that Treasury currently holds record and beneficial ownership of 100% of the outstanding shares of the Series B Preferred Stock.

The securities to be offered under this prospectus for the account of the selling securityholders are 70,500 shares of Series B Preferred Stock, representing 100% of the shares of Series B Preferred Stock outstanding on the date of this prospectus supplement, or, in the event Treasury requests that we deposit the shares of Series B Preferred Stock with a depositary in accordance with the securities purchase agreement between us and Treasury, depositary shares evidencing fractional share interests in such shares of Series B Preferred Stock.

For purposes of this prospectus supplement, we have assumed that, after completion of the offering, none of the securities covered by this prospectus supplement will be held by the selling securityholders.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus supplement. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because, to our knowledge, no sale of any of the securities is currently subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

The only potential selling securityholder whose identity we are currently aware of is Treasury. Other than with respect to Treasury’s acquisition of the Series B Preferred Stock from us pursuant to the SBLF program and our prior participation in Treasury’s TARP Capital Purchase Program, Treasury has not had a material relationship with us.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the Series B Preferred Stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

In connection with sales of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell short the securities and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus supplement, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus supplement available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act.

We do not intend to apply for listing of the Series B Preferred Stock on any securities exchange or for inclusion of the Series B Preferred Stock in any automated quotation system. No assurance can be given as to the liquidity of the trading market, if any, for the Series B Preferred Stock.

Pursuant to the securities purchase agreement between us and Treasury, we will pay substantially all expenses of the registration of the securities covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the securities purchase agreement between us and Treasury, or the selling securityholders will be entitled to contribution.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement has been passed upon for us by Randall S. Theisen, Esq., an attorney on Western Alliance’s legal staff. Mr. Theisen is Executive Vice President and General Counsel of Western Alliance and owns shares of Western Alliance common stock.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by McGladrey LLP, an independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

WESTERN ALLIANCE BANCORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Purchase Contracts, Units and Warrants

By this prospectus, we or one or more selling securityholders to be identified in the future may offer from time to time:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and

•	warrants exercisable for debt securities, common stock or preferred stock.

When we or any selling securityholder offers securities, we or they will provide you with a prospectus supplement describing the specific terms of the securities, including the price. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “WAL.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, debt securities, depositary shares, purchase contracts, units and warrants.

Each time we or a selling securityholder sells securities, we or they will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

References in this prospectus to “Western Alliance,” “we,” “us” and “our” are to Western Alliance Bancorporation. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units, warrants and trust preferred securities collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “WAL,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

The New York Stock Exchange
20 Broad Street
New York, New York 10005

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at (800) SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

(602) 389-3500

Attn: Dale Gibbons, Executive Vice President and Chief Financial Officer

Internet website: www.westernalliancebancorp.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 17, 2015 (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2015 annual meeting of stockholders, which was filed on April 6, 2015);

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2015 and March 13, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 3, 2014, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the offered securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the information included or incorporated by reference in it are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend such forward-looking statements be covered by the safe harbor provisions for forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of Federal and State securities laws, including statements that relate to or are dependent on estimates or assumptions relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

These forward-looking statements reflect our current views about future events and financial performance and involve certain risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others:

•	financial market and economic conditions adversely effecting financial performance;

•	dependency on real estate and events that negatively impact real estate;

•	high concentration of commercial real estate, construction and development and commercial and industrial loans;

•	actual credit losses may exceed expected losses in the loan portfolio;

•	the geographic concentrations of our assets increase the risks related to local economic conditions;

•	sovereign credit rating downgrades;

•	exposure of financial instruments to certain market risks may cause volatility in earnings;

•	dependence on low-cost deposits;

•	ability to borrow from the Federal Home Loan Bank or Federal Reserve Bank;

•	events that further impair goodwill;

•	a change in the our creditworthiness;

•	expansion strategies may not be successful;

•	risk associated with the recent consolidation of our bank subsidiaries;

•	our ability to compete in a highly competitive market;

•	our ability to recruit and retain qualified employees, especially seasoned relationship bankers and senior management;

•	the effects of terrorist attacks or threats of war;

•	perpetration of internet fraud;

•	information security breaches;

•	reliance on other companies’ infrastructure;

•	risk management policies not fully effective;

•	risks associated with new lines of businesses;

•	risk of operating in a highly regulated industry and our ability to remain in compliance;

•	failure to comply with state and federal banking agency laws and regulations;

•	changes in interest rates and increased rate competition;

•	exposure to environmental liabilities related to the properties to which we acquire title;

•	risks related to ownership and price of our common stock; and

•	our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT WESTERN ALLIANCE BANCORPORATION

We are a bank holding company incorporated in Delaware and headquartered in Phoenix, Arizona, that provides a full spectrum of deposit, lending, treasury management, and online banking products and services through our wholly owned banking subsidiary, Western Alliance Bank (“WAB”). WAB operates the following full-service banking divisions: Alliance Bank of Arizona in Arizona, First Independent Bank in Northern Nevada, Bank of Nevada in Southern Nevada, and Torrey Pines Bank in California. Western Alliance also serves business customers through a robust centrally managed platform of specialized financial services.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “WAL.” Our principal executive offices are located One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Our telephone number is (602) 389-3500. Our website is www.westernalliancebancorp.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of December 31, 2014, we had 70,500 shares of preferred stock outstanding, all of which were issued on September 27, 2011.

The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and pre-tax earnings required for preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income from continuing operations before income taxes, including goodwill impairment charges, securities mark-to-market gains and losses and securities impairment charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Year Ended December 31,
	2014	2013	2012	2011	2010(1)
Ratio of Earnings to Fixed Charges
Including interest on deposits	7.27	5.89	4.61	2.29	—
Excluding interest on deposits	18.21	11.85	9.99	5.60	—

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits	6.97	5.63	4.06	1.62	—
Excluding interest on deposits	16.25	10.72	7.47	2.26	—

(1)	For the year ended December 31, 2010, earnings were insufficient to cover fixed charges by a $49.3 million deficiency including interest on deposits and by a $7.9 million deficiency excluding interest on deposits. Including preferred stock dividend requirements, earnings were insufficient by a $59.1 million deficiency including interest on deposits and by a $17.8 million deficiency excluding interest on deposits.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	redeeming outstanding securities;

•	funding investments in, or extensions of credit to, our banking subsidiary and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business;

•	investments at the holding company level; and

•	working capital.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term, highly liquid obligations.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/or

•	warrants exercisable for debt securities, common stock or preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of Western Alliance.

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to our senior debt securities, as described below under “Ranking–Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions in this section, we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Each indenture will be between us and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described in this section are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•	if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•	whether the debt securities can be converted into or exchanged for our other securities, and the related terms and conditions;

•	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. The debt securities may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions in this section:

•	“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any of our subsidiaries that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to our creditors in a liquidation or dissolution of us, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, our general creditors may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to us, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	our other indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

•	all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described above.

However, “senior debt” excludes:

•	any indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•	any indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	unless expressly provided in the terms thereof, any of our other indebtedness to our subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in the subordinated indenture relating to subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because we are a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since our right to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to our non-banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of WAB or our non-banking subsidiaries.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form, and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The applicable prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1)	either:

•	we are the continuing entity; or

•	the successor entity, if other than us, formed by or resulting from any consolidation or merger, or which has received the transfer of our assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures; and

(2)	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as a result of that transaction as having been incurred by us or our subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; provided, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated debt indenture does not contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

•	default in making any sinking fund payment (if any) when due, for any debt security of the series;

•	default in the performance or breach of any of our other covenants or warranties contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case of specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

•	in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the applicable prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security or any additional amounts;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•	release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities; and

•	in the case of subordinated debt securities, modify the ranking or priority of the securities;

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or

•	modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by us with specific covenants in the indenture.

We and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions of the applicable indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	certain other provisions set forth in the applicable indenture are met; and

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series

Regarding the Trustees

We will designate the trustee under the senior and subordinated debt indentures in the applicable prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summary, define the rights of holders of shares of our common stock. You can obtain copies of our certificate of incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our certificate of incorporation provides the authority to issue 200,000,000 shares of common stock, par value $0.0001 per share. At May 1, 2015, there were 89,191,733 shares of common stock issued and outstanding and we had outstanding stock options granted to directors, officers and other employees for 147,455 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting. Generally, in matters other than the election of directors and business combinations and other extraordinary transactions, the affirmative vote of the majority of shares present and entitled to vote on the subject matter constitutes the act of the stockholders. A nominee to our board of directors will be elected, in uncontested elections (as defined in our bylaws), if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In all director elections other than uncontested elections, the vote standard will continue to be a plurality of votes cast, and stockholders shall not be permitted to vote against any nominee for director.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may declare dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, only if the amount of capital is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The terms and conditions of other securities we issue may restrict our ability to pay dividends to holders of our common stock. In addition, as a holding company, our main source of funds to pay dividends is distributions from our subsidiaries and, therefore, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make it more difficult to (1) acquire us by means of a tender offer, proxy contest or otherwise or (2) remove our incumbent officers and directors. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids.

Undesignated Preferred Stock

Our board of directors has the ability to authorize undesignated preferred stock, which allows the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any unsolicited attempt to change control of our company. This ability may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Special Stockholders’ Meetings and Advanced Notice Requirements for Stockholder Proposals

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by our board of directors, the chairman of the board, or by our chief executive officer or president. In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board, or by a stockholder of record on the record date for the meeting who (1) is entitled to vote at the meeting, (2) has delivered a timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting, (3) attends (or has a qualified representative attend) the stockholder meeting and (4) has otherwise complied with the provisions of our Bylaws and applicable law. These provisions could have the effect of delaying any stockholder actions until the next stockholder meeting, even if they are favored by the holders of a majority of our outstanding voting stock.

No Action by Written Consent

Our certificate of incorporation and bylaws do not permit stockholders to act by written consent in lieu of a meeting.

Election and Removal of Directors

Our certificate of incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Once elected, directors may be removed only for cause by the holders of a majority of shares then entitled to vote in an election of directors. In addition, our certificate of incorporation and bylaws provide that any vacancies on the board of directors may be filled only by a majority of the remaining directors. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Amendment of Certain Provisions of our Organizational Documents

Any amendment to our certificate of incorporation must be approved by our board of directors and a majority of the outstanding shares of each class of shares entitled to vote thereon at a duly called annual or special meeting; provided, that in addition to any vote of any class of shares required by law or the certificate of incorporation, the affirmative vote of holders of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend certain of the provisions contained in the certificate of incorporation regarding stockholder actions, classification of directors, removal of directors, filling of director vacancies, bylaw amendments, limitation of liability of directors, the exclusive forum for certain litigation, and amendments to the certificate of incorporation. Our bylaws may be amended by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock issued and outstanding and entitled to vote in any election of directors, voting as a single class.

Business Combinations

We have not opted out of Section 203 of the Delaware General Corporation Law, an anti-takeover law, and are therefore subject to its provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock, referred to as an “interested stockholder” under Section 203, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

These and other provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Since the terms of our certificate of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our certificate of incorporation and bylaws. If you would like to read our certificate of incorporation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WAL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our preferred stock.

General

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.0001 per share. As of May 1, 2015, 70,500 shares of preferred stock were issued and outstanding, consisting of 70,500 shares of Non-Cumulative Perpetual Preferred Stock, Series B. Our certificate of incorporation, subject to limitations prescribed in such certificate and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock;

•	equally with our Non-Cumulative Perpetual Preferred Stock, Series B and all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of us be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of us with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock;

(2)	increase or decrease the par value of the shares of that series of preferred stock; or

(3)	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for our other securities or rights or those of other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within a specified time after delivery of the notice of resignation or removal. The successor depositary shall be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither we nor the depositary will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both we and the depositary will be obligated to use our best judgment and to act in good faith in performing our respective duties under the deposit agreement. We and the depositary will be liable only for gross negligence and willful misconduct in performing our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless we or the depositary receive what we, in our sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of the choice of each. We and the depositary may also rely on information provided by persons we and they believe, in good faith, to be competent, and on documents we and they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

We, each depositary and any agent of ours or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants in the manner set forth in the applicable prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The applicable prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to our stockholders; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us and/or selling securityholders from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We or a selling securityholder may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by us or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by us or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we or a selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such purchase contracts. The prospectus supplement relating to the purchase contracts will set forth the price to be paid for offered securities pursuant to the purchase contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the purchase contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us or a selling securityholder, to indemnification by us or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain legal matters about us and with respect to the offering may be passed upon for us by Randall S. Theisen, Esq., an attorney on Western Alliance’s legal staff, or such other legal officer as we may designate from time to time, or Hogan Lovells US LLP. Mr. Theisen is Executive Vice President and General Counsel of Western Alliance and owns shares of Western Alliance common stock. Certain legal matters with respect to particular offerings of securities in the future may also be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by McGladrey LLP, an independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WESTERN ALLIANCE BANCORPORATION

70,500 Shares of Non-Cumulative Perpetual Preferred Stock, Series B,

$1,000 Per Share Liquidation Value

(or Depositary Shares Evidencing Fractional Interests in Such Shares)

PROSPECTUS SUPPLEMENT

May 7, 2015